SEPARATION AGREEMENT AND RELEASE

This Separation Agreement (this “Agreement”), dated April 19, 2022 is entered into by and between Digirad Health, Inc. (the “Company”) and Matthew G. Molchan (“Employee,” and, together with the Company, the “Parties”).

1.                  The Parties acknowledge and agree that Employee’s last day of employment with the Company shall be May 2, 2022 (“Separation Date”). Capitalized terms used without definition in this Agreement shall have the meanings set forth in the Employment Agreement by and between Employee and Digirad Ultrascan Solutions, Inc., dated May 1, 2007 (the “Employment Agreement”) and the amendment thereto between Employee and Digirad Corporation dated September 30, 2010 (the “Amendment”). Regardless of whether Employee signs this Agreement:

(a)               After the Separation Date, Employee will not hold any position with or on behalf of the Company, its parent corporation, subsidiaries, divisions, affiliated entities, predecessors, successors and assigns. The Separation Date shall be the termination date of his employment with the Company for all purposes, including for participation in and coverage under all benefit plans and programs sponsored by or through the Company, except: (i) your existing coverage under any Company-sponsored medical or dental plans shall continue until the last day of the month in which your Separation Date occurs; and (ii) following the Separation Date, you may elect to continue your medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). You will receive additional information concerning your eligibility for COBRA continuation coverage in the mail from the Company’s COBRA Administrator.

(b)               Employee shall receive his final paycheck, less applicable payroll deductions and all required withholdings on May 20, 2022, which shall include: (i) any unpaid Base Salary and vacation accrued through the Separation Date and (ii) reimbursement for any unreimbursed business expenses properly incurred through the Separation Date in accordance with and subject to the Company’s expense reimbursement policies. For purposes of this agreement Base Salary is updated and defined as the Employee’s current salary.

2.                  In consideration of Employee executing this Agreement within the twenty-one-day period immediately following receipt of this Agreement (and not revoking acceptance prior to the Release Effective Date, defined below) and Employee’s compliance with this Agreement the Company agrees to pay to Employee: (i) an amount equal to twelve months of Employee’s current Base Salary at the time of the Separation Date, less applicable withholdings and deductions, in twenty-six equal bi-weekly installments following the Company’s standard payroll schedule beginning with the Company’s first scheduled payroll period following Employee’s final paycheck and Employee’s acceptance and non-revocation of this Agreement in accordance with Section 4, and (ii) reimbursement for Employee’s actual cost of COBRA payments for a period of twelve months after substantiation with itemized receipts. Employee’s current Base Salary is updated and defined as his current base salary of $415,000.00 per year or $15,961.54 per installment.

3.                  Employee agrees and acknowledges that the payments described in Section 1(b) are the final compensation to which he is entitled and he is not owed any other money or compensation for work performed. Employee agrees that the amounts described in Section 2 are the full consideration for this Agreement and that those amounts exceed those severance benefits described in Section 3 of the Employment Agreement and the Amendment and exceeds any benefits, compensation, or other financial consideration to which Employee would be entitled absent his signing of this Agreement.

4.                  Employee shall have up to twenty-one (21) days from the date of his receipt of this Agreement to consider the terms and conditions of this Agreement. Employee may accept this Agreement at any time within the twenty-one (21) day period by executing it and returning it to Rick Coleman, by email .pdf no later than 5:00 p.m. on the twenty-first (21st) day after Employee’s receipt of this Agreement. Thereafter, Employee will have seven (7) days to revoke this Agreement by stating his desire to do so in writing to Rick Coleman no later than 5:00 p.m. on the seventh (7th) day following the date Employee signs this Agreement. The effective date of this Agreement shall be the eighth (8th) day following Employee’s signing of this Agreement (the “Release Effective Date”), provided the Employee does not revoke the Agreement during the revocation period. In the event Employee does not accept this Agreement as set forth above, or in the event Employee revokes this Agreement during the revocation period, this Agreement, including but not limited to the obligation of the Company and its subsidiaries and affiliates to provide the payments referred to in Section 2 above, shall automatically be deemed null and void.

5.                  (a) In consideration of the payments and benefits referred to in Section 2 above, Employee for himself and for his heirs, executors, and assigns (hereinafter collectively referred to as the “Releasors”), forever releases and discharges the Company and any and all of its parent corporations, subsidiaries, divisions, affiliated entities, predecessors, successors and assigns, and any and all of its and their employee benefit and/or pension plans and funds, and any and all of its and their past or present officers, directors, stockholders, partners, managers, members, agents, trustees, administrators, employees and assigns (whether acting as agents for such entities or in their individual capacities) (hereinafter collectively referred to as the “Releasees”), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (based upon any legal or equitable theory, whether contractual, common-law, statutory, decisional, federal, state, local or otherwise), whether known or unknown, which Releasors ever had, now have or may have against the Releasees or any of them by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of the world to the Separation Date.

(b)               Without limiting the generality of the foregoing subsection (a), this Agreement is intended to and shall release the Releasees from any and all claims arising out of Employee’s employment with Releasees and/or the termination of Employee’s employment, including but not limited to: (i) any claims of discrimination or harassment in employment on the basis of age, religion, gender, sexual orientation, race, national origin, disability or any other legally protected characteristic, and of retaliation, under, without limitation, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Equal Pay Act, and all other federal, state and local equal employment opportunity and fair employment practice laws (all as amended); (ii) any claims under the Employee Retirement Income Security Act of 1974 (except as set forth below), the Family and Medical Leave Act and state and local laws of similar effect, the National Labor Relations Act, Workers Adjustment and Retraining Notification Act, and other state and local laws of similar effect (all as amended); and (iii) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of Employee’s employment or related to Employee’s Employment Agreement or the Amendment, the terms and conditions of such employment, and/or the termination or separation of such employment, and/or any of the events and decisions relating directly or indirectly to or surrounding the termination of that employment, including but not limited to claims for breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, whistleblowing, harassment, retaliation, mental distress, emotional distress, physical injury, humiliation or compensatory or punitive damages.

(c)               Notwithstanding the foregoing, nothing in this Agreement shall be construed to prevent Employee from filing a charge with or participating in an investigation conducted by any governmental agency, including, without limitation, the United States Equal Employment Opportunity Commission (“EEOC”) or applicable state or city fair employment practices agency or the Securities and Exchange Commission (“SEC”), to the extent required or permitted by law. Nevertheless, Employee understands and agrees that he is waiving any relief available (including, for example, monetary damages or reinstatement), under any of the claims and/or causes of action waived in Sections 5(a) and (b), including but not limited to financial benefit or monetary recovery from any lawsuit filed or settlement reached by the EEOC with respect to any claims released and waived in this Agreement.

6.                  (a) Employee agrees that he is not aware of any unlawful conduct related to his employment or engaged in by the Company or any of the Releasees and has not and will not engage in any conduct that is injurious to the Company’s or any of the Releasees’ reputation or interest, including but not limited to disparaging (or inducing or encouraging others to disparage) the Company or the Releasees. The Company and its affiliated entities agree that they will not disparage (or induce or encourage others to disparage) Employee. For purposes of preceding sentence only, the Company shall mean executive officers or directors of the Company and its affiliated entities.

(b)               It is acknowledged by virtue of Employee’s executive employment, Employee has information, including but not limited to Confidential Information, that is or may be material to and necessary for the Company and Releasees to appropriately and successfully conclude matters that involve third parties. As a result, following termination of employment, Employee agrees to assist, and cooperate fully with, the Company and Releasees and to do so voluntarily (without legal compulsion) when such matters arise. This duty of cooperation is intended to allow the Company and Releasees to meet their respective legal obligations and satisfactorily conclude matters in a manner that achieves the best result possible for the Company and its affiliates.

(c)               Employee shall provide, if requested by Rick Coleman or Marty Shirley, reasonable transition assistance during the three months following the Termination Date. In the event that any request for assistance exceeds six hours in a week in the first month following the Separation Date or three hours in a week in the following two months, the Company shall reimburse Employee for his time at the rate of $200 per hour. With reasonable advance notice by Company, Employee agrees to travel for business purposes on behalf of Company up to three times in the 90-day period following the Separation date. If requested to travel, pre-approved travel expenses will be reimbursed according to the current Digirad Executive Management travel policies.  Employee will not be reimbursed for travel time. Notwithstanding the above, Employee agrees to provide support to resolve ongoing litigation and tax matters for a period of one year following the Separation Date.  If such support is required in the fourth through twelfth months following the Separation Date, the Company shall provide reasonable notice subject to Employee’s availability, and shall reimburse Employee for his time at the rate of $200 per hour.

(d)               Employee acknowledges that he will promptly return to the Company and its affiliates any and all originals and copies of documents, materials, records, credit cards, keys, building passes, computers, cell phones, PDA’s and other electronic devices or other items in his possession or control belonging to the Company or its affiliated entities or containing proprietary information relating to the Company or its Affiliated Entities. Employee shall be permitted to retain all documents pertaining to his compensation and benefits. Employee acknowledges that he may not disclose or discuss any confidential or Company (including affiliates) information.

Employee further agrees and acknowledges that the two-year restrictions on non-competition and non-solicitation contained in Section 4 of the Employment Agreement, as modified by the Amendment, shall continue on their terms, except as modified herein. Employee agrees that, for purposes of Section 4 of the Employment Agreement and Amendment, the definition of Employer shall be modified to include the Company and its affiliated entities.  Employee further agrees (i) not to solicit, sponsor, or recommend any current Digirad employee for work in any capacity, including as a partner, consultant, contractor, or take any action which might cause or support the departure of any current Digirad employee from their current employment with Digirad for a period of two years following the Separation Date, and (ii) to promptly notify Company of the employer name and nature of responsibilities for any new position Employee secures during the two-year period following the Separation Date. Notwithstanding the above, and anything contained in Section 4 or any other Section of the Employment Agreement, as modified by the Amendment, nothing herein shall prevent Employee from working in the healthcare industry, including with a company engaged in Nuclear Imaging or Ultrasound Imaging services, as long as Employee’s responsibilities are not related to the provision of such services.

7.                  The terms and conditions of this Agreement are and shall be deemed to be confidential and shall not be disclosed by Employee to any person or entity without the prior written consent of Rick Coleman or his successor, except if required by law, and to Employee’s spouse/immediate family members, accountants or tax preparers, attorneys, and licensed financial advisors provided that they agree to maintain the confidentiality of this Agreement. Employee further represents that he has not disclosed the terms and conditions of this Agreement to anyone other than to the aforementioned persons.

8.                  The making of this Agreement is not intended, and shall not be construed, as an admission that the Releasees have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract, or committed any wrong whatsoever against Employee. The parties agree that this Agreement may not be used as evidence in a subsequent proceeding except in a proceeding to enforce the terms of this Agreement.

9.                  Employee acknowledges that: (a) he has carefully read this Agreement in its entirety; (b) he has been given an opportunity to fully consider its terms for at least twenty-one (21) days; (c) he has been advised by the Company in writing to consult with an attorney of his choosing in connection with this Agreement; (d) he fully understands the significance of all of the terms and conditions of this Agreement and he has discussed it with his independent legal counsel, or has had a reasonable opportunity to do so; (e) he has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) he is signing this Agreement voluntarily and of his own free will and assents to all the terms and conditions contained herein.

10.              This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

11.              If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that, upon any finding by a court of competent jurisdiction that any of the release or covenants provided for by Section 5, 6, and/or 7 above is illegal, void, or unenforceable, Employee agrees to execute a release, waiver and/or covenant with substantially similar provisions that is legal and enforceable. Any breach of Sections 5, 6, and/or 7 above by Employee or any post-employment covenants contained in the Employment Agreement or the Amendment shall constitute a material breach of this Agreement as to which the Company may seek appropriate relief and shall entitle Company to cease continuing payments or reimbursement under Section 2. Company shall notify Employee of a breach and, if such breach is capable of cure in the Company’s discretion, provide Employee with an opportunity to cure of not less than 10 days prior to seeking any relief.

12.              This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to the conflict of laws provisions thereof. Actions to enforce the terms of this Agreement, or that relate to Employee’s employment with the Company shall be submitted to the exclusive jurisdiction of any state or federal court sitting in Atlanta, Georgia.

13.              This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or .pdf signatures shall have the same force and effect as original signatures.

14.              This Agreement constitutes the complete understanding between the parties with respect to the termination of Employee’s employment and service to the Company and its affiliates, and supersedes any and all agreements, understandings, and discussions, whether written or oral, between the parties, except for the Employee Proprietary Information and Inventions Assignment Agreement, and the post-employment covenants and obligations contained in the Employment Agreement or the Amendment, which remain in full effect. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 19th day of April 2022.

MATTHEW G. MOLCHAN	DIGIRAD HEALTH, INC.

/s/ Matthew G. Molchan	/s/ Richard K. Coleman, Jr.
Signature of Employee	Signature of Authorized Representative
Richard K. Coleman, Jr.

April 19, 2022	April 19, 2022
Date	Date

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